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                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Springs Industries, Inc. on Form S-8 of our report dated February 2, 1998 (February 17, 1998, as to the last paragraph in Note 10), incorporated by reference in the Annual Report on Form 10-K of Springs Industries, Inc. for the year ended January 3, 1998.



s/Deloitte & Touche LLP

Charlotte, North Carolina

March 31, 1998